   As filed with the Securities and Exchange Commission on November 16, 2005

                                               Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

        Pennsylvania                                     23-2812193
        ------------                                     ----------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                    732 Montgomery Avenue, Narberth, PA    19072
               ----------------------------------------------------
               (Address of Principal Executive Offices)  (Zip Code)

                     Royal Bancshares of Pennsylvania, Inc.
                     --------------------------------------
                    Stock Option and Appreciation Right Plan
                    ----------------------------------------
                            (Full title of the Plan)


                  Jeffrey T. Hanuscin, Chief Financial Officer
                     Royal Bancshares of Pennsylvania, Inc.
                              732 Montgomery Avenue
                          Narberth, Pennsylvania 19072
                  ---------------------------------------------
                     (Name and address of agent for service)

                                 (610) 668-4700
                                 --------------
          (Telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

                          Mary Alice Busby, Esquire
                          Mette, Evans & Woodside
                          1105 Berkshire Boulevard, Suite 320
                          Wyomissing, PA  19610
                          (610) 374-1135

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                            Proposed              Proposed
Title of                   Amount           maximum               maximum
securities                 to be            offering              aggregate        Amount of
to be                      registered       price                 offering         registration
registered                 (1)              per share(2)          price (2)        fee
------------------------------------------------------------------------------------------------------
Class A                    150,000          $23.76                $3,564,000       $419.48
Common Stock               shares
($2.00 par value)

------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Shares are being registered for stock options and contemporaneously granted stock appreciation rights issued pursuant to the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan. The offering (exercise) price per share has been computed pursuant to Rule 457 (c) and (h)(1) based on the average of the high and low prices of the common stock of the Registrant on the Nasdaq National Market on November 11, 2005.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

         (a) Royal's Annual Report on Form 10-K for the year ended December 31, 2004.

         (b) Royal's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

         (c) Royal's Current Reports on Form 8-K filed with the SEC on January 21, 2005; January 25, 2005; April 25, 2005; July 26, 2005; August
             18, 2005; August 26, 2005 and October 25, 2005.

         (d) All other reports filed by Royal pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004.

         All documents subsequently filed by Royal pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Royal's Articles of Incorporation authorize the issuance of 18,000,000 shares of Class A common stock, par value $2.00 per share and 2,000,000 shares of Class B common stock, par value $0.10 per share. Class A common stock is being offered under the Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan. As of September 30, 2005, there were 10,494,472 shares of Class A common stock outstanding. Holders of Class B common stock may convert their shares into Class A common stock at a rate of 1.15 shares of Class A common stock for each share of Class B common stock. Shareholders do not have preemptive rights to subscribe for additional shares on a pro rata basis and the shares have no redemption or repurchase provisions.

         Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. In the election of directors each holder of common stock my cumulate or multiply the number of votes to which he or she may be entitled by the total number of directors to be elected and may cast the whole number of such votes for one candidate or may distribute such votes among the nominees for director.

         Shareholders are entitled to dividends when declared by the Board of Directors, subject to provisions of the Pennsylvania Business Corporation Law that restrict the payment of a dividend if, after giving effect to such dividend: (1) the Company would be unable to pay its debts as they become due or
(2) the Company's total assets would be less than the amount needed to satisfy any preferential rights of shareholders. In addition, any restrictions on the right of the Company's banking subsidiary, Royal Bank America (the "Bank"), to pay dividends will apply indirectly to the Company because cash available to the Company for dividend distributions will be derived primarily from dividends paid to the Company by the Bank.

         Shareholder approval needed for certain corporate actions is as follows:

         o Mergers, consolidations, liquidations, sales of substantially all assets - approval by two thirds of the total votes entitled to be cast by all holders of the outstanding shares of common stock..

         o Amendment of Articles of Incorporation (other than for the purposes named above) - approval by a majority of the votes entitled to be cast by all shareholders. Shareholders are not entitled under applicable Pennsylvania law or under the Articles of Incorporation to propose amendments to the Articles of Incorporation.

         o Amendment of Bylaws - approval by a majority vote of the Board of Directors or by affirmative vote of a majority of the total votes entitled to be cast by the shareholders.

         o Holding of a special meeting of the shareholders - shareholders have no right under Pennsylvania law or the Company's articles of incorporation to call a special meeting of the shareholders; a special meeting may be called upon request by the President, a majority of the Board of Directors or by the Executive Committee of the Board of Directors.

         The Articles of Incorporation of the Company authorize the Board of Directors to oppose a tender offer for shares of the Company on the basis of factors other than the economic benefit to shareholders. Factor that may be considered by the Company include: the impact of the acquisition upon the community; the effect of the acquisition upon employees, depositors, vendors, creditors, shareholders and loan and other customers; and the reputation and business practices of the tender offeror.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters in connection with the Plan have been passed upon for Royal by the law firm of Mette, Evans & Woodside. Neither the firm nor any attorney in the firm owns any shares of Royal.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Royal's articles of incorporation and bylaws have provisions providing for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Royal.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         4.1 Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan, as amended March 16, 2005. (Incorporated by reference to Exhibit A to Royal's definitive proxy statement, filed with the Securities and Exchange Commission on April 12, 2005.)

         4.2 Articles of Incorporation. (Incorporated by reference to Exhibit C included in Royal's Registration Statement on Form S-4 (Registration No. 033-80616), filed with the Securities and Exchange Commission on June 15, 1994.)

         4.3 By-Laws. (Incorporated by reference to Exhibit 99 to Royal's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 13, 2001.)

         5 Opinion re: Legality and Consent of Mette, Evans and Woodside., special counsel to Royal.

         23.1  Consent of Beard Miller Company LLP.

         23.2  Consent of Grant Thornton, LLP.

         23.3 Consent of Mette, Evans and Woodside, special counsel to Royal (included in Exhibit 5.)

         24    Powers of Attorney (included on signature page.)

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Narberth, Commonwealth of Pennsylvania, on this 16 day of November 2005.

                                   ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                                   (Registrant)


                                   By  /s/ Joseph P. Campbell
                                       ----------------------------------
                                       Joseph P. Campbell
                                       CEO and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each Director whose signature appears below constitutes and appoints Joseph P. Campbell, James J. McSwiggan and Jeffrey T. Hanuscin and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature and Title
      -------------------

/s/ Joseph P. Campbell                                 November 16, 2005
----------------------------------
Joseph P. Campbell
CEO/President/Director
(Principal Executive Officer)

/s/ Jeffrey T. Hanuscin                                November 16, 2005
----------------------------------
Jeffrey T. Hanuscin
Chief Financial Officer
(Principal Financial Officer and
 Principal Accounting Officer)

/s/ James J. McSwiggan                                November 16, 2005
----------------------------------
James J. McSwiggan
Director/Chief Operating Officer

/s/ Robert R. Tabas                                   November 16, 2005
----------------------------------
Robert R. Tabas
Chairman of the Board

/s/ John M. Decker                                    November 16, 2005
----------------------------------
John M. Decker
Director/ Senior Vice President

/s/ Murray Stempel, III                               November 16, 2005
----------------------------------
Murray Stempel, III
Director/ Senior Vice President

/s/ Carl M. Cousins                                   November 16, 2005
----------------------------------
Carl M. Cousins
Director

/s/ Jack R. Loew                                      November 16, 2005
----------------------------------
Jack R. Loew
Director

/s/ Anthony J. Micale                                 November 16, 2005
----------------------------------
Anthony J. Micale
Director

                                                      November 16, 2005
----------------------------------
Mitchell L. Morgan
Director

/s/ Albert Ominsky                                    November  16, 2005
----------------------------------
Albert Ominsky
Director

/s/ Gregory T. Reardon                                November 16, 2005
----------------------------------
Gregory T. Reardon
Director

/s/ Linda Tabas Stempel                               November 16, 2005
----------------------------------
Linda Tabas Stempel
Director

/s/ Evelyn Rome Tabas                                 November 16, 2005
----------------------------------
Evelyn Rome Tabas
Director

/s/ Lee E. Tabas                                      November 16, 2005
----------------------------------
Lee E. Tabas
Director

/s/ Edward B. Tepper                                  November 16, 2005
----------------------------------
Edward B. Tepper
Director

/s/ Howard Wurzak                                     November 16, 2005
----------------------------------
Howard Wurzak
Director

                                  EXHIBIT INDEX

 Exhibit


4.1 Royal Bancshares of Pennsylvania, Inc. Stock Option and Appreciation Right Plan, as amended March 16, 2005. (Incorporated by reference to Exhibit A to Royal's definitive proxy statement, filed with the Securities and Exchange Commission on April 12, 2005.)

4.2 Articles of Incorporation. (Incorporated by reference to Exhibit C included in Royal's Registration Statement on Form S-4 (Registration No. 033-80616), filed with the Securities and Exchange Commission on June 15, 1994.)

4.3 By-Laws. (Incorporated by reference to Exhibit 99 to Royal's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 13, 2001.)

5 Opinion re: Legality and Consent of Mette, Evans and Woodside., special counsel to Royal.

23.1   Consent of Beard Miller Company LLP.

23.2   Consent of Grant Thornton, LLP.

23.3 Consent of Mette, Evans and Woodside, special counsel to Royal (included in Exhibit 5.)

24     Powers of Attorney (included on signature page.)